          NONQUALIFIED OPTION AGREEMENT TO PURCHASE RESTRICTED STOCK

The attached form Nonqualified Option Agreement To Purchase Restricted Stock has been granted to the following officers of the Company in the amounts indicated:

            Wendel H. Province                        113,636 shares
            Chairman and Chief Executive Officer

            R. Lee Barclay                             36,364 shares
            Executive Vice President and
            Chief Financial Officer

            Ronald J. McEvoy                           36,364 shares
            Executive Vice President and
            Chief Information Officer

            John A. Warzecha                           18,182 shares
            Senior Vice President and
            General Manager, Midas U.S.

            James D. Hamrick                           18,182 shares
            Senior Vice President, Merchandising

            Gerard M. Klaisle                          18,182 shares
            Senior Vice President, Human Resources

            D. Bruce Hutchison                         18,182 shares
            Vice President, Marketing

            Robert H. Sorensen                         18,182 shares
            Vice President, General Counsel
            and Secretary

                                  MIDAS, INC.
                         NONQUALIFIED OPTION AGREEMENT
                          TO PURCHASE RESTRICTED STOCK


NONQUALIFIED OPTION AGREEMENT TO PURCHASE RESTRICTED STOCK dated as of September 17, 1998, between MIDAS, INC., a Delaware corporation (the "Corporation"), and __________________, an employee of the Corporation or one of its subsidiaries (the "Holder").

WHEREAS, the Corporation desires, by affording the Holder an opportunity to purchase shares of the Corporation's Common Stock as hereinafter provided, to carry out the purposes of the Corporation's Stock Incentive Plan (the "Plan");

WHEREAS, the Compensation Committee of the Board of Directors of the Corporation (the "Committee") has duly made all determinations necessary or appropriate to the grant hereof;

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. The Corporation hereby irrevocably grants to the Holder, as a matter of separate agreement and not in lieu of salary or any other compensation for services, the right and option (the "Option"), to purchase up to ____________ shares of Common Stock of the Corporation on the terms and conditions herein set forth. All of the shares of Common Stock purchased by the Holder pursuant to this Option shall be issued subject to a Restricted Stock Award Agreement substantially in the form of Exhibit A.

2. For each of said shares purchased, the Holder shall pay to the Corporation $22.00 per share (the "Option Price").

3. Subject to paragraph 6 hereof, this Option shall become exercisable as to 100 percent (100%) of the shares covered by this Option on March 17, 1999 and shall expire at 5:00 p.m., Chicago time, on September 17, 1999 (the "Expiration Time"). This Option may not be exercised unless the Holder shall, at the time of exercise, be a full-time employee of the Corporation or one of its subsidiaries.

4. This Option may be exercised only once in writing, which notice shall be accompanied by payment by cash (including wire transfer) or check to the Corporation in an amount equal to the aggregate Option Price of the total number of whole shares then being purchased. The notice and payment shall be delivered to the Treasurer of the Corporation, at the principal office of the Corporation or, at the risk of the Holder, mailed to the Treasurer at said office. To the extent, if any, this Option is not fully exercised at the time the Holder gives notice of the exercise of this Option, this Option shall to such extent terminate automatically as of the date of such notice and exercise.

5. This Option is not transferable by the Holder and may be exercised only by the Holder.

6. In the event of the termination of employment of the Holder with the Corporation or one of its subsidiaries for any reason, this Option shall terminate automatically on the effective date of the Holder's termination of employment and this Agreement shall be of no further force or effect and all rights of the Holder under this Option shall thereupon cease.

7. Prior to the termination of this Option, in the event of a stock split, stock dividend, reverse stock split, spin-off, split-up, recapitalization, merger, consolidation, combination, exchange of shares or the like, then the aggregate number and class of shares thereafter subject to this Option and the Option Price thereof, and the number and class of shares reserved for issuance pursuant to exercise hereof, shall be appropriately adjusted in such manner as the Committee shall in its sole discretion determine to be equitable and consistent with the purposes of the Plan. Such determination shall be conclusive for all purposes of this Option.

8. This Option and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advice of counsel, that the listing, registration, or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the granting of this Option or the purchase of shares hereunder, this Option may not be exercised in whole or in part unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation.

9. In the event of a "change in control" or a "Pooling Transaction", as those terms are defined in the Plan, the Holder shall have all of the rights specified in Paragraph 10(B) and, if applicable, Paragraph 10(D) of the Plan.

10. Nothing herein contained shall confer on the Holder any right to continue in the employment of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate the Holder's employment at any time; confer on the Holder any of the rights of a shareholder with respect to any of the shares subject to this Option until such shares shall be issued upon the exercise of this Option; affect the Holder's right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder's rights under this Option.

11. The Committee shall have the right to resolve all questions which may arise in connection with this Option. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Option shall be final, binding and conclusive.

12. This Option is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

13. As used herein, employment by the Corporation shall include employment by a corporation which is a "subsidiary corporation" of the Corporation, as such term is defined in section 424 of the Internal Revenue Code of 1986. References in this Agreement to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

14. All notices, requests or other communications provided for in this Option shall be made, if to the Corporation, to Midas, Inc., 225 North Michigan Avenue, Chicago, Illinois 60601, Attention: General Counsel, and if to the Holder, to the last address of the Holder listed in the Corporation's records. All notices, requests or other communications provided for in this Option shall be made in writing either (a) by personal delivery to the party entitled thereto,
(b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Corporation.

15. This Option and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

IN WITNESS WHEREOF, this Nonqualified Option Agreement To Purchase Restricted Stock has been duly executed by the Corporation and the Holder as of the day and year first above written.


MIDAS, INC.:                      HOLDER:


By:_________________________      __________________________
   Name:
   Title:

                                   Exhibit A
                                   ---------

                                  MIDAS, INC.
                        RESTRICTED STOCK AWARD AGREEMENT

RESTRICTED STOCK AWARD AGREEMENT dated as of ____________, 1999 (the "Grant Date") between Midas, Inc., a Delaware corporation (the "Corporation"), and ____________________ (the "Holder") pursuant to the Corporation's Stock Incentive Plan (the "Plan"). Capitalized terms not defined herein shall have the meanings specified in the Plan.

WHEREAS, the Corporation desires to carry out the purposes of the Plan;

[WHEREAS, the Holder has executed a promissory note (the "Note") in favor of ____________________ the "Lender") in connection with the purchase by the Holder of the ________ shares of the Corporation's Common Stock ("Stock") subject to this restricted stock award (the "Award")];

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto have agreed, and do hereby agree, as follows:

1. The Holder shall accept this Award by executing it in the space provided below and returning it to the Corporation. The shares of Stock subject to this Award shall be issued and outstanding shares that are issued in a name other than the Holder's name, as determined solely by the Corporation.

2. The Holder shall have the right to vote the shares of Stock subject to this Award and to receive dividends and other distributions on such shares unless and until such shares are forfeited pursuant to Paragraph 3 hereof.

3. (a) Subject to paragraph 3(c) hereof, this Award shall vest (i) with respect to 100 percent (100%) of the shares of Stock subject to this Award at 5:00 p.m., Chicago time, on _______________, 2002 (the "Vesting Date") or (ii)
prior to the Vesting Date pursuant to Section 3(b) or 3(c)(2) hereof or in accordance with Section 10 of the Plan (the "Restriction Period"). Subject to paragraph 6, as soon as practicable after the vesting of this Award, the Corporation shall deliver or cause to be delivered one or more certificates issued in the Holder's name representing the number of vested shares of Stock. The Corporation shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in paragraph 6.

(b) If, during the Restriction Period, the Holder's employment with the Corporation terminates for any reason other than unilateral resignation of employment by the Holder, this Award shall vest with respect to 100 percent (100%) of the shares of Stock subject to this Award as of the effective date of the Holder's termination of employment.

(c) If, during the Restriction Period, the Holder's employment with the Corporation terminates by reason of unilateral resignation of employment by the Holder or termination of the Holder by the Corporation for cause, the Corporation shall continue to hold the shares of Stock subject to this Award for the period commencing on the effective date of the Holder's termination of employment and ending on the earlier of (i) 5:00 p.m., Chicago time, on the date which is six months after the effective date of the Holder's termination of employment and (ii) the Vesting Date (such period being referred to as the "Holding Period").

          (1) If, during the Holding Period, the Holder becomes an employee of, performs services for, or works in any capacity, directly or indirectly (in each case, whether alone or together with or on behalf of or through any corporation, firm, association, trust, venture or entity (a "Person"), whether as an individual, partner, stockholder, agent, officer, director, employee, adviser, lender, trustee, representative, beneficiary or otherwise), for any Person, the shares of Stock subject to this Award shall be forfeited and the Corporation shall, no later than 15 calendar days after the expiration of the Holding Period, repurchase 100 percent (100%) of the shares of Stock subject to this Award at a purchase price per share equal to the lesser of (i) $22.00 and (ii) the fair market value of a share of Stock at the end of the last day of the Holding Period (the "Repurchase Price"). Insert the following if the Holder executes a promissory note:
     [The Corporation and the Holder agree that up to 100 percent (100%) of the aggregate Repurchase Price shall be transmitted by the Corporation to the Lender no later than 15 calendar days after the expiration of the Holding Period to be applied to the repayment of principal and accrued interest, if any, in respect of the Note.] Insert the following if the Holder does not execute a promissory note: [The Corporation shall deliver the aggregate Repurchase Price to the Holder no later than 15 calendar days after the expiration of the Holding Period by check made payable to the Holder or by wire transfer to an account specified in writing by the Holder.]

          (2) If, during the Holding Period, the Holder does not become an employee of, perform services for, or work in any capacity, directly or indirectly (in each case, whether alone or together with or on behalf of or through any Person, whether as an individual, partner, stockholder, agent, officer, director, employee, adviser, lender, trustee, representative, beneficiary or otherwise), for any Person, this Award shall vest with respect to 100 percent (100%) of the shares of Stock subject to this Award as of the end of the last day of the Holding Period.

4. In the event that the Holder shall forfeit any shares of Stock subject to this Award, the Holder shall, upon the Corporation's request, promptly return this Agreement to the Corporation for full or partial cancellation, as the case may be. Such cancellation shall be effective regardless of whether the Holder returns this Award.

5. During the Restriction Period, the shares of Stock subject to this Award may not be transferred by the Holder other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Corporation. Except to the extent permitted by the foregoing, during the Restriction Period, the shares of Stock subject to this Award and not then vested may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Any attempt to so sell, transfer, assign, pledge, hypothecate or encumber, or otherwise dispose of such shares, shall be null and void.

6. (a) As a condition precedent to the delivery to the Holder of any shares of Stock subject to this Award, the Holder shall, upon request by the Corporation, pay to the Corporation such amount of cash as the Corporation may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to this Award. If the Holder shall fail to advance the Required Tax Payments after request by the Corporation, the Corporation may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Corporation to the Holder.

(b) The Holder may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment (including a check) to the Corporation, (2) delivery (either actual delivery or by attestation procedures established by the Corporation) to the Corporation of previously owned whole shares of Stock (which the Holder has held for at least six months prior to the delivery of such shares or which the Holder purchased on the open market and for which the Holder has good title, free and clear of all liens and encumbrances) having a fair market value, determined as of the date the obligation to withhold or pay taxes first arises in connection with this Award (the "Tax Date"), equal to the Required Tax Payments, (3) authorizing the Corporation to withhold from the shares of Stock otherwise to be delivered to the Holder pursuant to this Award, a number of whole shares of Stock having a fair market value, determined as of the Tax Date, equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Corporation through whom the Holder has sold shares with respect to which the Required Tax Payments have arisen or (5) any combination of (1), (2) and (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2)-(5). Shares of Stock to be delivered or withheld may not have a fair market value in excess of the minimum amount of the Required Tax Payments. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder. No certificate representing a share of Stock shall be delivered until the Required Tax Payments have been satisfied in full.

7. In the event of a stock split, stock dividend, reverse stock split, spin-off, split-up, recapitalization, merger, consolidation, combination, exchange of shares or the like, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities subject to this Award shall be appropriately adjusted in such manner as the Committee shall in its sole discretion determine to be equitable and consistent with the purposes of the Plan. If any adjustment would result in a fractional security being subject to this Award, the Corporation shall pay the Holder in connection with the vesting, if any, of such fractional security, an amount in cash determined by multiplying (i) such fraction (rounded to the nearest hundredth) by (ii) the fair market value of the Common Stock at the end of the vesting date. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

8. This Award and each and every obligation of the Corporation hereunder are subject to the requirement that if at any time the Corporation shall determine, upon advice of counsel, that the listing, registration, or qualification of the shares covered hereby upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of or in connection with the vesting or delivery of shares hereunder, the shares of Stock subject to this Award shall not vest or be delivered, in whole or in part, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Corporation. The Corporation agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval.

9. In the event of a "change in control" or a "Pooling Transaction", as those terms are defined in the Plan, the Holder shall have all of the rights specified in Paragraph 10(B) and, if applicable, Paragraph 10(D) of the Plan.

10. Nothing herein contained shall confer on the Holder any right to continue in the employment of the Corporation or any of its subsidiaries or interfere in any way with the right of the Corporation or any subsidiary to terminate the Holder's employment at any time; affect the Holder's right to participate in and receive benefits under and in accordance with the provisions of any pension, profit-sharing, insurance, or other employee benefit plan or program of the Corporation or any of its subsidiaries; or limit or otherwise affect the right of the Board of Directors of the Corporation (subject to any required approval by the shareholders) at any time or from time to time to alter, amend, suspend or discontinue the Plan and the rules for its administration; provided, however, that no termination or amendment of the Plan may, without the consent of the Holder, adversely affect the Holder's rights under this Award.

11. The Committee shall have the right to resolve all questions which may arise in connection with this Award. Any interpretation, determination or other action made or taken by the Committee regarding the Plan or this Award shall be final, binding and conclusive.

12. This Award is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Holder hereby acknowledges receipt of a copy of the Plan.

13. As used herein, the term "vest" shall mean no longer subject to forfeiture. As used herein, employment by the Corporation shall include employment by a corporation which is a "subsidiary corporation" of the Corporation, as such term is defined in section 424 of the Code. References in this Award to sections of the Code shall be deemed to refer to any successor section of the Code or any successor internal revenue law.

14. All notices, requests or other communications provided for in this Award shall be made, if to the Corporation, to Midas, Inc., 225 North Michigan Avenue, Chicago, Illinois 60601, Attention: General Counsel, and if to the Holder, to the last address of the Holder listed in the Corporation's records. All notices, requests or other communications provided for in this Award shall be made in writing either (a) by personal delivery to the party entitled thereto,
(b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission, or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Corporation.

15. This Award and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to conflicts of laws principles.

IN WITNESS WHEREOF, this Restricted Stock Award Agreement has been duly executed by the Corporation and the Holder as of the Grant Date.


MIDAS, INC.:                      HOLDER:


By:_________________________      __________________________
   Name:
   Title: